SAGEBRUSH GOLD LTD. AND SUBSIDIARIES
(FORMERLY THE EMPIRE SPORTS & ENTERTAINMENT HOLDINGS CO.)
PRO FORMA COMBINED FINANCIAL INFORMATION
June 30, 2011
 (UNAUDITED)

SAGEBRUSH GOLD LTD. AND SUBSIDIARIES
 (FORMERLY THE EMPIRE SPORTS & ENTERTAINMENT HOLDINGS CO.)

Index to Unaudited Pro Forma Combined Financial Information

Pages

Unaudited Pro Forma Combined Balance Sheet – June 30, 2011	2

Unaudited Pro Forma Combined Statement of Operations – June 30, 2011	3

Notes to Unaudited Pro Forma Combined Financial Information	4

SAGEBRUSH GOLD LTD. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED BALANCE SHEET

IN US$

		Continental Resources
	Sagebrush Gold Ltd.	Group, Inc.
	and Subsidiaries	and Subsidiaries
	June 30, 2011	June 30, 2011		Pro Forma Adjustments			Pro Forma
	Historical	Historical		Dr		Cr.	Balances
	(Unaudited)	(Unaudited)					(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,867,422	$13,275,207		$-		$-	$15,142,629
Restricted cash - current portion	2,745,216	-		-		-	2,745,216
Accounts receivable, net	225,000	-		-		-	225,000
Notes and loans receivable	33,500	-		-		-	33,500
Loan receivable - related party	459,270	-		-		-	459,270
Advances, participation guarantees, and other receivables, net	52,142	-		-		-	52,142
Prepaid expenses - current portion	2,616,863	2,315,911		-		-	4,932,774
Deposit - current portion	-	50,000		-		-	50,000
Deferred financing cost	590,790	-		-		-	590,790

Total Current Assets	8,590,203	15,641,118		-		-	24,231,321

Investment in Continental Resources Acquisition Sub, Inc.	-	-	(1)	85,255,330	(2)	85,255,330	-
Goodwill	-	-	(1)	69,781,322	(3)	69,781,322	-
Restricted cash - long-term portion	500,000	-		-		-	500,000
Prepaid expenses - long term portion	-	42,742		-		-	42,742
Property and equipment, net	33,443	41,137		-		-	74,580
Deposits	58,509	-		-		-	58,509

Total Assets	$9,182,155	$15,724,997		$155,036,652		$155,036,652	$24,907,152

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$349,813	$200,989		$-		$-	$550,802
Due to related party	3,071	-		-		-	3,071
Note payable, net of debt discount	1,684,210	50,000		-		-	1,734,210
Note payable - related party, net of debt discount	1,684,210	-		-		-	1,684,210
Convertible promissory notes, net of debt discount	265,342	-		-		-	265,342
Convertible promissory note - related party, net of debt discount	40,822	-		-		-	40,822

Total Liabilities	4,027,468	250,989		-		-	4,278,457

Commitments and Contingencies

STOCKHOLDERS' EQUITY:

Preferred stock ($.0001 Par Value; 50,000,000 Shares Authorized;
Series A, 750,000 issued and outstanding as of June 30, 2011)	75	-		-		-	75
Preferred stock ($.0001 Par Value; 8,000,000 Shares Authorized;
Series B, 8,000,000 issued and outstanding as of June 30, 2011)	800	-		-		-	800
Common stock ($.0001 Par Value; 500,000,000 Shares Authorized;
37,095,805 shares issued and outstanding prior to acquisition; 113,191,019 shares
issued and outstanding after the acquisition)	3,709	9,487	(1)	9,487	(1)	7,610	11,319
Additional paid-in capital	11,101,972	25,527,709	(1)	110,783,039	(1)	170,503,050	96,349,692
Common stock, $.0001 par value, 250,000 shares to be issued at June 30, 2011	-	211,000	(1)	211,000		-	-
Accumulated deficit	(5,740,333)	(10,260,255)	(3)	69,781,322	(1)	10,260,255	(75,521,655)
Other comprehensive loss - cumulative foreign currency translation adjustment	(10,768)	-		-		-	(10,768)

Total Sagebrush Gold Ltd. Equity	5,355,455	15,487,941		180,784,848		180,770,915	20,829,463

Non-Controlling Interest in Subsidiary	(200,768)	(13,933)		-		13,933	(200,768)

Total Stockholders' Equity	5,154,687	15,474,008		180,784,848		180,784,848	20,628,695

Total Liabilities and Stockholders' Equity	$9,182,155	$15,724,997		$180,784,848		$180,784,848	$24,907,152

See accompanying notes to unaudited pro forma combined financial information.

SAGEBRUSH GOLD LTD. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

IN US$

		Continental Resources
	Sagebrush Gold Ltd.	Group, Inc.
	and Subsidiaries	and Subsidiaries

	For the Six Months	For the Six Months
	Ended June 30,	Ended June 30,
	2011	2011		Pro Forma Adjustments		Pro Forma
				Dr	Cr.	Balances
	(Unaudited)	(Unaudited)				(Unaudited)

Net revenues	$327,336	$-		$-	$-	$327,336

Operating Expenses:
Cost of revenues	194,391	-		-	-	194,391
Sales and marketing expenses	337,791	-		-	-	337,791
Live events expenses	181,243	-		-	-	181,243
Compensation and related taxes	749,207	746,574		-	-	1,495,781
Consulting fees	411,235	2,095,907		-	-	2,507,142
Exploration costs	-	86,957		-	-	86,957
Impairment of mining rights	-	459,200		-	-	459,200
Impairment of goodwill	-	3,065,014	(3)	69,781,322	-	72,846,336
Depreciation	-	6,274		-	-	6,274
General and administrative expenses	836,636	1,551,110		-	-	2,387,746

Total Operating Expenses	2,710,503	8,011,036		69,781,322	-	80,502,861

Loss from Operations	(2,383,167)	(8,011,036)		(69,781,322)	-	(80,175,525)

Other Income (Expense)
Interest income	25,682	11,661		-	-	37,343
Interest expense	(1,448,456)	(23,451)		-	-	(1,471,907)

Total Other (Expense) - net	(1,422,774)	(11,790)		-	-	(1,434,564)

Net loss available to common stockholders	(3,805,941)	(8,022,826)		(69,781,322)	-	(81,610,089)

Less: Net loss attributable to non-controlling interest	200,768	748,398		-	-	949,166

Net loss attributable to Parent Company	$(3,605,173)	$(7,274,428)		$(69,781,322)	$-	$(80,660,923)

Net loss per common share:
Basic and Diluted	$(0.14)	$(0.09)				$(0.75)

Weighted avergae shares outstanding:
Basic and Diluted	25,178,458	82,742,760				107,921,218

See accompanying notes to unaudited pro forma combined financial statements.

SAGEBRUSH GOLD LTD. AND SUBSIDIARIES
Notes to Unaudited Pro Forma Combined Financial Information

The following unaudited pro forma combined financial information is presented to illustrate the estimated effects of our acquisition of Continental Resources Group, Inc. (“Continental”). On July 22, 2011, the Company, Continental Resources Acquisition Sub, Inc., the Company’s wholly-owned subsidiary (“Acquisition Sub”), and Continental, entered into an asset purchase agreement (the “Purchase Agreement”) and closed the Asset Sale, as defined, pursuant to which Acquisition Sub purchased substantially all of the assets of Continental (the “Asset Sale”) in consideration for (i) shares of the Company’s common stock (the “Shares”) which shall be equal to eight Shares for every 10 shares of Continental’s common stock outstanding; (ii) the assumption of the outstanding warrants to purchase shares of Continental’s common stock such that the Company shall deliver to the holders of Continental’s warrants, warrants to purchase shares of the Company’s common stock (the “Warrants”) which shall be equal to one Warrant to purchase eight shares of the Company’s common stock for every warrant to purchase ten shares Continental’s common stock outstanding at an exercise price equal to such amount as is required pursuant to the terms of the outstanding warrants, and (iii)  the assumption of Continental’s 2010 Equity Incentive Plan and all options granted and issued thereunder such that the Company shall deliver to Continental’s option holders, options (the “Options”) to purchase an aggregate of such number of shares of the Company’s common stock issuable under the Company’s equity incentive plan which shall be equal to one option to purchase eight shares of the Company’s common stock for every option to purchase 10 shares of Continental’s common stock outstanding with a strike price equal to such amount as is required pursuant to the terms of the outstanding option.  Upon the closing of the Asset Sale, Acquisition Sub assumed the Assumed Liabilities (as defined in the Purchase Agreement) of Continental. Under the terms of the Purchase Agreement, the Company purchased from Continental substantially all of Continental’s assets, including, but not limited to, 100% of the outstanding shares of common stock of Continental’s wholly-owned subsidiaries (CPX Uranium, Inc., Green Energy Fields, Inc., and ND Energy, Inc.) and a subsidiary with a majority voting interest of   75.68% (Secure Energy LLC) as defined in the Purchase Agreement.  Upon the closing of the Asset Sale, Acquisition Sub will assume the Assumed Liabilities (as defined in the Agreement) of Continental.  After giving effect to the foregoing, the Company issued 76,095,214 shares of its Common Stock, 41,566,999 stock warrants, and 2,248,000 stock options following the transaction. Consequently, the issuance of 76,095,214 shares of the Company’s common stock accounted for approximately 67% of the total issued and outstanding stocks of the Company as of July 22, 2011 and Continental became the parent company of the Company.

The Unaudited Pro Forma Combined Financial Information has been prepared using the purchase method of accounting for the Continental acquisition. We have derived our historical financial data for the six months ended June 30, 2011 from our unaudited financial statements contained on Form 10-Q as filed with the Securities and Exchange Commission.   The unaudited pro forma combined balance sheet is prepared as though the transactions occurred at the close of business on June 30, 2011. The pro forma combined statement of operations gives effect to the transactions as though they occurred on January 1, 2011.

The information presented in the unaudited pro forma combined financial information does not purport to represent what our financial position would have been had the transaction occurred as of the dates indicated, nor is it indicative of our future financial position for any period. You should not rely on this information as being indicative of the historical results that would have been achieved had the companies always been consolidated or the future results that the consolidated company will experience after the transaction.

The pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable under the circumstances. The unaudited pro forma combined financial information should be read in conjunction with the historical financial statements and related notes of the Company.

Unaudited pro forma adjustments reflect the following transaction:

1)

Common stock, at par – Sagebrush Gold Ltd.		7,610
Investment in Acquisition Sub	85,255,330
Additional paid-in capital		85,247,720

Common stock, at par - Continental	9,487
Common stock to be issued - Continental	211,000
Additional paid-in capital- Continental	25,527,709
Goodwill	69,781,322
Accumulated deficit - Continental		10,260,255
Additional paid-in capital- Continental		85,255,330
Non-controlling Interest in Subsidiary - Continental		13,933

This adjustment reflects the effect of applying purchase accounting to the acquisition of Continental including the issuance of 76,095,214 shares of common stock which is equal to eight Shares for every 10 shares of Continental’s common stock. The Company valued these common shares at the fair market value on the date of grant at $1.11 per share or $84,465,688. The Company shall have a total issued and outstanding common stock of 113,191,019 following the acquisition. Additionally, the Company issued of 41,566,999 stock warrants, and 2,248,000 stock options as consideration for the assumption of the outstanding warrants and options of Continental which was accounted for under ASC 805-30-30-9 (“Acquirer Share-Based Payment Awards Exchanged for Awards Held by the Acquiree’s Employees) to determine the portion of replacement awards granted by the Company as part of consideration transferred to Continental. The portion of replacement option and warrant awards included in the considerations transferred amounted to $789,642, thus a total purchase price is $85,255,330.

2)
Additional paid-in capital- Continental	85,255,330
Investment in Acquisition Sub		85,255,330

To eliminate Investment in Acquisition Sub upon consolidation.

3)
Impairment of goodwill	69,781,322
Goodwill		69,781,322

To impair goodwill on the date of acquisition. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. Continental has not generated future cash flows from operations and has not generated revenues since inception, has incurred losses and cash used in operations, management deemed that the acquired goodwill to be impaired and wrote-off the goodwill on the acquisition date.

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